Exhibit 99.2

FOR IMMEDIATE RELEASE

Organogenesis Holdings Inc. Announces New $200 Million Credit Agreement with Silicon Valley Bank

CANTON, Mass. (August 9, 2021) – Organogenesis Holdings Inc. (Nasdaq: ORGO), a leading regenerative medicine company focused on the development, manufacture, and commercialization of product solutions for the Advanced Wound Care and Surgical & Sports Medicine markets, today announced a new credit agreement with Silicon Valley Bank, the lead agent, and several other lenders. The agreement provides for a credit facility in the aggregate principal amount of $200 milllion, consisting of a $75 million term loan facility and a $125 million revolving credit facility. The proceeds from the term loan and revolving credit facility will be used for general corporate purposes and the repayment of the Company’s existing $100 million credit facility with Silicon Valley Bank.

“Silicon Valley Bank has been a great partner to Organogenesis and we appreciate their continued support with this new credit agreement,” said Henry Hagopian, Senior Vice President of Finance and Treasurer of Organogenesis Holdings Inc. “This new term loan and revolving credit facility lowers our borrowing costs, expands our access to capital and, combined with our improving profitability, gives us a strong foundation to support our long-term strategic growth objectives.”

“We are very pleased to expand our relationship with the Organogenesis team as they continue to drive innovation and positive outcomes in advanced healing solutions,” said Peter Benham, Managing Director and Head of Life Science & Healthcare Corporate Banking at Silicon Valley Bank.

Silicon Valley Bank acted as Administrative Agent and Bookrunner on the Facilities with Bank of America, N.A., Citizens Bank N.A., and PNC Capital Markets LLC each as Joint Lead Arrangers.

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About Organogenesis Holdings Inc.

Organogenesis Holdings Inc. is a leading regenerative medicine company offering a portfolio of bioactive and acellular biomaterials products in advanced wound care and surgical biologics, including orthopedics and spine. Organogenesis’s comprehensive portfolio is designed to treat a variety of patients with repair and regenerative needs. For more information, visit www.organogenesis.com.

About Silicon Valley Bank

For nearly 40 years, Silicon Valley Bank (SVB) has helped innovative companies and their investors move bold ideas forward, fast. SVB provides targeted financial services and expertise through its offices in innovation centers around the world. With commercial, international and private banking services, SVB helps address the unique needs of innovators. Learn more at svb.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts of future events. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include statements relating to the Company’s expected revenue for fiscal 2021 and the breakdown of such revenue in both its Advanced Wound Care and Surgical & Sports Medicine categories as well as the estimated revenue contribution of its PuraPly products. Forward-looking statements with respect to the operations of the Company, strategies, prospects and other aspects of the business of the Company are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward-looking statements. These factors include, but are not limited to: (1) the impact of any changes to the reimbursement levels for the Company’s products and the impact to the Company of the loss of preferred “pass through” status for PuraPly AM and PuraPly in 2020; (2) the Company faces significant and continuing competition, which could adversely affect its business, results of operations and financial condition; (3) rapid technological change could cause the Company’s products to become obsolete and if the Company does not enhance its product offerings through its research and development efforts, it may be unable to effectively compete; (4) to be commercially successful, the Company must convince physicians that its products are safe and effective alternatives to existing treatments and that its products should be used in their procedures; (5) the Company’s ability to raise funds to expand its business; (6) the Company has incurred significant losses since inception and may incur losses in the future; (7) changes in applicable laws or regulations; (8) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (9) the Company’s ability to maintain production of Affinity in sufficient quantities to meet demand; (10) the COVID-19 pandemic and its impact, if any, on the Company’s fiscal condition and results of operations; and (11) other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including Item 1A (Risk Factors) of the Company’s Form 10-K for the year ended December 31, 2020 and its subsequently filed periodic reports. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Although it may voluntarily do so from time to time, the Company undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.

Investor Inquiries:

Westwicke Partners

Mike Piccinino, CFA

OrganoIR@westwicke.com